UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2012

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On August 27, 2012, the Board of Directors of Energy Services of America Corporation (the “Company”) announced the retirement of Edsel R. Burns as President and Chief Executive Officer.  Mr. Burns also has retired from the Company’s Board of Directors.  Mr. Burns served as a member of the Audit Committee of the Board of Directors.  Mr. Burns has been associated with the Company since its inception in March 2006.

(C)           On August 27, 2012, the Board of Directors of the Company appointed General Harley Mooney (age 84) as new the President and Chief Executive Officer.  Mr. Mooney was also appointed to the Company’s Board of Directors.  Mr. Mooney served as the Superintendent of the West Virginia State Police from 1977 to 1980.  He is a retired U.S. Army Brigadier General.  In addition, Mr. Mooney serves on the Boards of Directors of the Bank of Ironton, located in Ironton, Ohio and the First Bank of Charleston located in West Virginia.

Mr. Mooney, has served as an Independent Director of Champion Industries, Inc., since 1992. He is Managing Partner, MooneyOsborne & Associates from 1985 to present; Director of Stationers, Inc. from 1989 to present; consultant to Stationers, Inc. from 1988 to 1990; consultant to The Harrah and Reynolds Corporation from 1988 to 2003; Director of Ohio River Bank, Ironton, Ohio from 1995 to present; Chairman of the Board of Directors, Caspian Industries from 1996 to 2003; Director, Guyan International, Inc. from 2000 to present.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
Press release of Energy Services of America Corporation dated August 27, 2012, previously filed.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: August 31, 2012	By: /s/ Larry Blount
Larry Blount
Vice President and Chief Financial Officer

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